UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2023 (January 5, 2023)

Prospector Capital Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-39854	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Prospect Street, Suite 200 La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

(858) 449-9643
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one-third of one redeemable warrant	PRSRU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	PRSR	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	PRSRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 is incorporated by reference in this item to the extent required.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 5, 2023, Prospector Capital Corp. (the “Company”) held an extraordinary general meeting in lieu of annual general meeting of shareholders (the “Extraordinary General Meeting”). At the Extraordinary General Meeting, the Company’s shareholders approved amendments to the Company’s Amended and Restated Memorandum and Articles of Association (the “Articles Amendments”) to extend the date by which the Company must complete a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses (a “business combination”) from January 12, 2023 to December 31, 2023.

The following is a tabulation of the votes with respect to the Extension Proposal, the Liquidation Amendment Proposal and the Director Election Proposal, which were approved by the Company’s shareholders:

1.	The Extension Proposal. A proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association (the “Articles”) to extend the date by which the Company must (1) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination (an “initial business combination”), (2) cease its operations except for the purpose of winding up if it fails to complete such initial business combination, and (3) redeem all of the Class A ordinary shares, from January 12, 2023, to December 31, 2023 (the “Extended Date”). The Extension Proposal was approved. The final voting tabulation for this proposal was as follows:

For	Against	Abstain
28,285,522	4,697,221	10,043

2.	The Liquidation Amendment Proposal. A proposal to amend the Company’s Articles to permit the Company’s board of directors (the “Board”), in its sole discretion, to elect to wind up the Company’s operations on an earlier date than the Extended Date as determined by our Board and included in a public announcement. The Liquidation Amendment Proposal was approved. The final voting tabulation for this proposal was as follows:

For	Against	Abstain
28,365,877	4,603,431	23,478

3.	The Director Election Proposal. A proposal to re-elect Steve Altman as a Class I director of the Board until the general meeting of the Company to be held in 2025 or until his successor is appointed and qualified. The Director Election Proposal was approved. The final voting tabulation for this proposal was as follows:

For	Against	Abstain
28,776,612	4,178,707	37,467

In connection with the Extraordinary General Meeting, shareholders holding an aggregate of 30,305,944 shares of the Company’s Class A ordinary shares exercised their right to redeem their shares for approximately $10.15 per share of the funds held in the Company’s trust account, leaving approximately $22.3 million in cash in the trust account after satisfaction of such redemptions.

In addition, on January 5, 2023, the Company adopted the Charter Amendments, effective the same day. A copy of the Charter Amendments are attached hereto as Exhibits 3.1 and 3.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment to the Registrant’s Amended and Restated Memorandum and Articles of Association.
3.2	Amendment to the Registrant’s Amended and Restated Memorandum and Articles of Association.
104	Cover Page Interactive Data File-Embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECTOR CAPITAL CORP.

By:	/s/ Derek Aberle
	Name:	Derek Aberle
	Title:	Chief Executive Officer

Date: January 11, 2023

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